NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Third-Quarter EPS Growth of 14%, Excluding Special Items;
China Sales Recovery Continues although Slower-than-Expected Pace and Stronger Foreign Exchange Headwinds Result in Lower Full-Year EPS Outlook

Louisville, KY (October 6, 2015) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 5, 2015, including EPS of $1.00, excluding Special Items. Reported EPS was $0.95.

THIRD-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 6%. Worldwide restaurant margin increased 3.3 percentage points to 18.2%, and worldwide operating profit increased 23%.

●	Total international development was 376 new restaurants; 72% of this development occurred in emerging markets.

●	China Division system sales increased 8%, driven by 7% unit growth and 2% same-store sales growth. Restaurant margin increased 4.7 percentage points to 19.6%. Operating profit increased 64%.

●	KFC Division system sales increased 6%, driven by 3% unit growth and 3% same-store sales growth. Operating margin decreased 0.2 percentage points to 21.7%. Operating profit increased 3%.

●	Pizza Hut Division system sales increased 2%, driven by 2% unit growth and 1% same-store sales growth. Operating margin decreased 0.7 percentage points to 25.4%. Operating profit was even.

●	Taco Bell Division system sales increased 7%, driven by 3% unit growth and 4% same-store sales growth. Operating margin decreased 0.1 percentage points to 28.0%. Operating profit increased 6%.

●	India Division system sales decreased 9%, as 10% unit growth was offset by an 18% same-store sales decline.

●	Worldwide effective tax rate increased to 24.8% from 22.4%.

●	Foreign currency translation negatively impacted operating profit by $29 million.

FULL-YEAR CHINA SALES AND EPS UPDATE

While it remains difficult to forecast China sales, we are now estimating full-year same-store sales to be low-single-digit negative. For the fourth quarter, this assumes mid-single-digit same-store sales growth for the Division, with positive same-store sales growth at KFC and negative same-store sales at Pizza Hut Casual Dining. Given a slower-than-expected recovery in China sales, particularly at Pizza Hut Casual Dining, as well as stronger foreign exchange headwinds, we now expect full-year EPS growth to be low-single-digit positive.

	Third Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change
EPS Excluding Special Items	$1.00	$0.87	14%	$2.50	$2.48	1%
Special Items Gain/(Loss)[1]	$(0.05)	$0.02	NM	$(0.21)	$0.02	NM
EPS	$0.95	$0.89	6%	$2.29	$2.50	(9)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items in 2015 are primarily related to a non-cash charge associated with refranchising our Mexico business and payments related to the recent agreement with KFC U.S. franchisees, partially offset by U.S. refranchising gains.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation; restaurant margin and operating margin figures are as reported.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Website www.yum.com/investors

GREG CREED COMMENTS
Greg Creed, CEO, said “Third-quarter EPS grew 14%. We’re pleased same-store sales turned positive and we achieved restaurant margins of nearly 20% in our China business. However, the pace of recovery in our China Division is below our expectations. Outside of China, our Taco Bell and KFC Divisions continued to sustain their positive sales momentum while Pizza Hut was relatively flat. Given our lower full-year expectations in China, combined with additional foreign exchange impact, we now expect 2015 EPS growth to be well below our target of at least 10%.

Our growth fundamentals in China, including new-unit development, remain intact. However, we’re experiencing unexpected headwinds, making the second half of the year more challenging than we anticipated. Our new China Division CEO, Micky Pant, and his leadership team are taking significant actions to get sales, traffic and profits back to historic levels. Outside of China, KFC continued its solid growth across both emerging and developed markets. Taco Bell’s same-store sales growth was boosted by insight-driven innovation coupled with industry-leading value. We remain confident in the actions underway at Pizza Hut to turn this business around longer term.

Our central goal remains building three iconic, global brands people trust and champion. We are focused on the three keys to driving shareholder value: new-unit development, same-store sales growth, and high returns on invested capital. I'm confident that this formula will produce strong, sustainable EPS growth over the long term. As evidence of this, we’re pleased to announce a 12% increase to our quarterly dividend, which marks the eleventh consecutive year we’ve raised our dividend at a double-digit percentage rate.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
System Sales Growth			+7	+8			(1)	Even
Same-Store Sales Growth (%)	+2	(14)	NM	NM	(6)	+1	NM	NM
Franchise & License Fees ($MM)	34	31	+13	+14	83	80	+4	+6
Restaurant Margin (%)	19.6	14.9	4.7	4.7	17.7	17.9	(0.2)	(0.1)
Operating Profit ($MM)	327	202	+62	+64	661	681	(3)	(1)

● China Division system sales increased 8%, prior to foreign currency translation.
○ Same-store sales increased 2%, with an increase of 3% at KFC, partially offset by a decline of 1% at Pizza Hut Casual Dining.
○
Negative same-store sales in the first half of the quarter were more than offset by sales growth in the second half of the quarter, as sales turned significantly positive when we overlapped the supplier incident on July 20th of last year.

● China Division opened 108 new units during the quarter.

China Units	Q3 2015	% Change[2]
Restaurants[1]	6,867	+7
KFC	4,889	+5
Pizza Hut
Casual Dining	1,421	+21
Home Service	284	+26
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●	Restaurant margin was 19.6%, an increase of 4.7 percentage points driven by productivity initiatives and sales leverage.
●	Foreign currency translation negatively impacted operating profit by $4 million.

KFC DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	14,316	13,961	+3	NA	14,316	13,961	+3	NA
System Sales Growth			(6)	+6			(3)	+7
Same-Store Sales Growth (%)	+3	+3	NM	NM	+3	+2	NM	NM
Franchise & License Fees ($MM)	193	205	(6)	+6	579	596	(3)	+7
Restaurant Margin (%)	14.0	13.4	0.6	0.7	14.9	13.1	1.8	1.7
Operating Profit ($MM)	150	169	(11)	+3	471	487	(3)	+8
Operating Margin (%)	21.7	21.9	(0.2)	(0.4)	23.2	22.2	1.0	0.6

●	KFC Division system sales increased 6%, excluding foreign currency translation.

Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+11%	+6%	Even
Same-Store Sales Growth	+3%	+3%	+2%

●	KFC Division opened 141 new international restaurants in 45 countries, including 101 units in emerging markets. 82% of these new units were opened by franchisees.
●
Operating margin decreased 0.2 percentage points, including higher advertising expense as part of our recent agreement with KFC U.S. franchisees, partially offset by an increase of 0.6 percentage points in restaurant margin.

●	Foreign currency translation negatively impacted operating profit by $23 million, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+6	+5
Africa	7%	+6	+11
Latin America (e.g. Mexico, Peru)	6%	+8	+8
Middle East / North Africa	6%	+3	+3
Russia	4%	+45	+45
Thailand	3%	+3	+6
Continental Europe (e.g. Poland)	2%	+14	+14

Developed Markets
U.S.	24%	Even	+2
Asia (e.g. Japan, Korea, Taiwan)	10%	+10	+3
Australia	10%	+8	+9
U.K.	9%	+1	+4
Continental Europe (e.g. France, Germany)	7%	+8	+8
Canada	3%	+1	+1
Latin America (e.g. Puerto Rico)	1%	(1)	+3

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.

PIZZA HUT DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	13,616	13,393	+2	NA	13,616	13,393	+2	NA
System Sales Growth			(3)	+2			(2)	+2
Same-Store Sales Growth (%)	+1	(1)	NM	NM	Even	(2)	NM	NM
Franchise & License Fees ($MM)	121	124	(3)	+3	367	374	(2)	+2
Restaurant Margin (%)	7.8	8.9	(1.1)	(1.6)	9.8	9.0	0.8	0.3
Operating Profit ($MM)	67	68	(3)	Even	208	215	(4)	(1)
Operating Margin (%)	25.4	26.1	(0.7)	(1.0)	26.0	27.1	(1.1)	(1.2)

●	Pizza Hut Division system sales increased 2%, excluding foreign currency translation.

Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+9%	+1%	Even
Same-Store Sales Growth	+4%	Even	Even

●	Pizza Hut Division opened 105 new international restaurants in 38 countries, including 46 units in emerging markets. 95% of these new units were opened by franchisees.
●	Operating margin declined 0.7 percentage points, driven by strategic investments in international G&A.
●	Foreign currency translation negatively impacted operating profit by $2 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+11	+8
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+4	+3
Middle East / North Africa	5%	+8	+7
Continental Europe (e.g. Poland)	1%	+12	+9

Developed Markets
U.S.	55%	Even	Even
Asia (e.g. Japan, Korea, Taiwan)	9%	Even	(1)
U.K.	6%	+6	+4
Continental Europe (e.g. France, Germany)	5%	+2	+3
Australia	3%	(9)	(6)
Canada	3%	+7	+5
Latin America (e.g. Puerto Rico)	1%	(5)	Even

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.

TACO BELL DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	6,314	6,109	+3	NA	6,314	6,109	+3	NA
System Sales Growth			+7	+7			+8	+8
Same-Store Sales Growth (%)	+4	+3	NM	NM	+5	+1	NM	NM
Franchise & License Fees ($MM)	107	99	+8	+8	309	281	+10	+10
Restaurant Margin (%)	22.1	20.7	1.4	1.4	21.6	18.1	3.5	3.5
Operating Profit ($MM)	132	124	+6	+6	387	317	+22	+22
Operating Margin (%)	28.0	28.1	(0.1)	(0.1)	28.1	24.9	3.2	3.2

●	Taco Bell Division system sales increased 7%, driven by 4% same-store sales growth and 3% unit growth.
●	Taco Bell Division opened 62 new restaurants; 81% of these new units were opened by franchisees.
●	Restaurant margin was 22.1%, an increase of 1.4 percentage points, driven by same-store sales growth.
●
Operating margin decreased 0.1 percentage points, driven by an increase in G&A related to incentive compensation and pension. This was largely offset by an increase of 1.4 percentage points in restaurant margin.

INDIA DIVISION

●	India Division system sales decreased 9% prior to foreign currency translation, as 10% unit growth was offset by an 18% same-store sales decline.
●	Operating loss was $8 million, as compared to an operating loss of $3 million in prior year.

India Units	Q3 2015	% Change[2]
Restaurants[1]	811	+10
KFC	378	+10
Pizza Hut
Casual Dining	175	(4)
Home Service	251	+23
1 Total includes 7 Taco Bell units.
2 Represents year-over-year change.

SPECIAL ITEMS / SHARE REPURCHASE UPDATE / DIVIDEND INCREASE

●
For the third quarter in the U.S., we refranchised 24 units, primarily related to Taco Bell, for proceeds of $30 million. We recorded pre-tax U.S. refranchising gains of $16 million in Special Items. At the end of the third quarter, our company ownership in the U.S. across our three branded divisions was 9%.

●
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that will give us brand marketing control, as well as an accelerated path to expanded menu offerings, improved assets and an enhanced customer experience. In connection with this agreement, we recognized a Special Items charge of $21 million during the quarter, primarily related to the funding of investments for new back-of-house equipment for franchisees.

●	During the quarter, we recorded a $20 million refranchising loss in Special Items related to the planned refranchising of certain international markets.
●	Year-to-date through October 5, 2015, we repurchased 4.5 million shares totaling $370 million at an average price of $82.
●
The Company's Board of Directors approved a 12% increase in the Company’s quarterly dividend. The quarterly cash dividend will increase from $0.41 to $0.46 per share and will be effective with the dividend payment to be distributed on November 6, 2015 to shareholders of record at the close of business on October 16, 2015. This increase raises the annual dividend rate to $1.84 per share. Over the long term, Yum! is now targeting a payout ratio of 45% to 50% of annual net income, before Special Items.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the Company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, October 7, 2015. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:30 p.m. Eastern Time Wednesday, October 7, through midnight Saturday, November 7, 2015. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 98023873.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q3 2015 Earnings Conference Call” under “Events & Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors.”

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; changes in economic and political conditions in the other countries outside the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/5/15	9/6/14	B/(W)	9/5/15	9/6/14	B/(W)

Company sales	$2,968	$2,891	3	$7,806	$7,941	(2)
Franchise and license fees and income	459	463	(1)	1,348	1,341	—
Total revenues	3,427	3,354	2	9,154	9,282	(1)

Company restaurant expenses
Food and paper	933	951	2	2,462	2,562	4
Payroll and employee benefits	625	642	3	1,720	1,755	2
Occupancy and other operating expenses	871	869	—	2,292	2,326	1
Company restaurant expenses	2,429	2,462	1	6,474	6,643	3

General and administrative expenses	328	323	(1)	976	946	(3)
Franchise and license expenses	65	42	(54)	146	109	(34)
Closures and impairment (income) expenses	3	6	48	30	30	2
Refranchising (gain) loss	2	(20)	NM	60	(27)	NM
Other (income) expense	(3)	(9)	(67)	(12)	(19)	(38)
Total costs and expenses, net	2,824	2,804	(1)	7,674	7,682	—

Operating Profit	603	550	10	1,480	1,600	(7)
Interest expense, net	32	28	(11)	99	90	(9)
Income before income taxes	571	522	10	1,381	1,510	(9)
Income tax provision	145	119	(22)	358	370	3
Net income - including noncontrolling interests	426	403	6	1,023	1,140	(10)
Net income (loss) - noncontrolling interests	5	(1)	NM	5	3	(72)
Net income - YUM! Brands, Inc.	$421	$404	4	$1,018	$1,137	(10)

Effective tax rate	25.3%	22.7%	(2.6 ppts.)	25.9%	24.5%	(1.4 ppts.)

Basic EPS Data
EPS	$0.97	$0.91	6	$2.33	$2.55	(9)
Average shares outstanding	436	443	2	437	445	2

Diluted EPS Data
EPS	$0.95	$0.89	6	$2.29	$2.50	(9)
Average shares outstanding	444	452	2	445	455	2

Dividends declared per common share	$—	$—		$0.82	$0.74

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/5/15	9/6/14	B/(W)	9/5/15	9/6/14	B/(W)

Company sales	$1,935	$1,809	7	$4,778	$4,848	(1)
Franchise and license fees and income	34	31	13	83	80	4
Total revenues	1,969	1,840	7	4,861	4,928	(1)

Company restaurant expenses
Food and paper	611	598	(2)	1,518	1,547	2
Payroll and employee benefits	356	366	3	933	944	1
Occupancy and other operating expenses	589	576	(2)	1,481	1,488	—
Company restaurant expenses	1,556	1,540	(1)	3,932	3,979	1
General and administrative expenses	90	95	5	258	259	—
Franchise and license expenses	6	5	(21)	15	11	(34)
Closures and impairment (income) expenses	3	4	23	22	23	6
Other (income) expense	(13)	(6)	NM	(27)	(25)	5
	1,642	1,638	—	4,200	4,247	1
Operating Profit	$327	$202	62	$661	$681	(3)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.6	33.1	1.5 ppts.	31.8	31.9	0.1 ppts.
Payroll and employee benefits	18.4	20.2	1.8 ppts.	19.5	19.5	—
Occupancy and other operating expenses	30.4	31.8	1.4 ppts.	31.0	30.7	(0.3 ppts.)
Restaurant margin	19.6%	14.9%	4.7 ppts.	17.7%	17.9%	(0.2 ppts.)

Operating margin	16.6%	11.0%	5.6 ppts.	13.6%	13.8%	(0.2 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/5/15	9/6/14	B/(W)	9/5/15	9/6/14	B/(W)

Company sales	$501	$566	(12)	$1,451	$1,593	(9)
Franchise and license fees and income	193	205	(6)	579	596	(3)
Total revenues	694	771	(10)	2,030	2,189	(7)

Company restaurant expenses
Food and paper	171	197	13	495	555	11
Payroll and employee benefits	120	135	11	342	384	11
Occupancy and other operating expenses	140	158	12	398	445	11
Company restaurant expenses	431	490	12	1,235	1,384	11
General and administrative expenses	92	91	(1)	264	261	(1)
Franchise and license expenses	21	20	(6)	59	54	(9)
Closures and impairment (income) expenses	—	1	NM	2	2	4
Other (income) expense	—	—	NM	(1)	1	NM
	544	602	10	1,559	1,702	8
Operating Profit	$150	$169	(11)	$471	$487	(3)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.1	34.8	0.7 ppts.	34.1	34.9	0.8 ppts.
Payroll and employee benefits	23.9	23.8	(0.1 ppts.)	23.6	24.1	0.5 ppts.
Occupancy and other operating expenses	28.0	28.0	—	27.4	27.9	0.5 ppts.
Restaurant margin	14.0%	13.4%	0.6 ppts.	14.9%	13.1%	1.8 ppts.

Operating margin	21.7%	21.9%	(0.2 ppts.)	23.2%	22.2%	1.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/5/15	9/6/14	B/(W)	9/5/15	9/6/14	B/(W)

Company sales	$141	$140	1	$430	$422	2
Franchise and license fees and income	121	124	(3)	367	374	(2)
Total revenues	262	264	(1)	797	796	—

Company restaurant expenses
Food and paper	40	41	3	120	126	5
Payroll and employee benefits	44	42	(5)	133	129	(3)
Occupancy and other operating expenses	46	44	(5)	135	129	(5)
Company restaurant expenses	130	127	(2)	388	384	(1)
General and administrative expenses	58	58	(3)	176	165	(8)
Franchise and license expenses	8	11	27	25	29	14
Closures and impairment (income) expenses	(1)	—	NM	2	2	4
Other (income) expense	—	—	NM	(2)	1	NM
	195	196	—	589	581	(2)
Operating Profit	$67	$68	(3)	$208	$215	(4)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.0	29.1	1.1 ppts.	27.8	29.8	2.0 ppts.
Payroll and employee benefits	31.5	30.5	(1.0 ppts.)	31.0	30.6	(0.4 ppts.)
Occupancy and other operating expenses	32.7	31.5	(1.2 ppts.)	31.4	30.6	(0.8 ppts.)
Restaurant margin	7.8%	8.9%	(1.1 ppts.)	9.8%	9.0%	0.8 ppts.

Operating margin	25.4%	26.1%	(0.7 ppts.)	26.0%	27.1%	(1.1 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/5/15	9/6/14	B/(W)	9/5/15	9/6/14	B/(W)

Company sales	$366	$344	6	$1,071	$992	8
Franchise and license fees and income	107	99	8	309	281	10
Total revenues	473	443	7	1,380	1,273	8

Company restaurant expenses
Food and paper	100	101	1	297	297	—
Payroll and employee benefits	100	95	(6)	299	287	(5)
Occupancy and other operating expenses	84	78	(9)	243	229	(6)
Company restaurant expenses	284	274	(4)	839	813	(3)
General and administrative expenses	50	40	(20)	140	128	(8)
Franchise and license expenses	6	4	(30)	12	13	9
Closures and impairment (income) expenses	1	1	NM	3	2	(76)
Other (income) expense	—	—	NM	(1)	—	NM
	341	319	(7)	993	956	(4)
Operating Profit	$132	$124	6	$387	$317	22

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.3	29.2	1.9 ppts.	27.7	29.9	2.2 ppts.
Payroll and employee benefits	27.5	27.6	0.1 ppts.	28.0	28.9	0.9 ppts.
Occupancy and other operating expenses	23.1	22.5	(0.6 ppts.)	22.7	23.1	0.4 ppts.
Restaurant margin	22.1%	20.7%	1.4 ppts.	21.6%	18.1%	3.5 ppts.

Operating margin	28.0%	28.1%	(0.1 ppts.)	28.1%	24.9%	3.2 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/5/15	12/27/14
ASSETS
Current Assets
Cash and cash equivalents	$861	$578
Accounts and notes receivable, less allowance: $20 in 2015 and $12 in 2014	355	325
Inventories	230	301
Prepaid expenses and other current assets	248	254
Deferred income taxes	113	93
Advertising cooperative assets, restricted	112	95
Total Current Assets	1,919	1,646

Property, plant and equipment, net of accumulated depreciation and amortization of $3,697 in
2015 and $3,584 in 2014	4,263	4,498
Goodwill	674	700
Intangible assets, net	287	318
Investments in unconsolidated affiliates	53	52
Other assets	561	560
Deferred income taxes	563	571
Total Assets	$8,320	$8,345

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,811	$1,972
Income taxes payable	153	77
Short-term borrowings	566	267
Advertising cooperative liabilities	112	95
Total Current Liabilities	2,642	2,411

Long-term debt	2,651	3,077
Other liabilities and deferred credits	1,120	1,244
Total Liabilities	6,413	6,732

Redeemable noncontrolling interest	8	9

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 431 shares and 434 shares issued in 2015 and 2014, respectively	8	—
Retained earnings	2,079	1,737
Accumulated other comprehensive income (loss)	(248)	(190)
Total Shareholders' Equity - YUM! Brands, Inc.	1,839	1,547
Noncontrolling interests	60	57
Total Shareholders' Equity	1,899	1,604
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,320	$8,345
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date ended
	9/5/15	9/6/14
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,023	$1,140
Depreciation and amortization	505	501
Closures and impairment (income) expenses	30	30
Refranchising (gain) loss	60	(27)
Contributions to defined benefit pension plans	(83)	(17)
Deferred income taxes	(42)	(94)
Equity income from investments in unconsolidated affiliates	(31)	(31)
Distributions of income received from unconsolidated affiliates	9	12
Excess tax benefit from share-based compensation	(46)	(29)
Share-based compensation expense	40	36
Changes in accounts and notes receivable	(15)	(25)
Changes in inventories	62	24
Changes in prepaid expenses and other current assets	(27)	(3)
Changes in accounts payable and other current liabilities	197	59
Changes in income taxes payable	111	(24)
Other, net	24	60
Net Cash Provided by Operating Activities	1,817	1,612

Cash Flows - Investing Activities
Capital spending	(642)	(655)
Changes in short-term investments, net	(2)	(315)
Proceeds from refranchising of restaurants	72	66
Other, net	50	(16)
Net Cash Used in Investing Activities	(522)	(920)

Cash Flows - Financing Activities
Repayments of long-term debt	(10)	(7)
Short-term borrowings by original maturity
More than three months - proceeds	—	2
More than three months - payments	—	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	(116)	397
Repurchase shares of Common Stock	(370)	(510)
Excess tax benefit from share-based compensation	46	29
Employee stock option proceeds	12	21
Dividends paid on Common Stock	(532)	(490)
Other, net	(49)	(28)
Net Cash Used in Financing Activities	(1,019)	(586)
Effect of Exchange Rate on Cash and Cash Equivalents	7	6
Net Increase in Cash and Cash Equivalents	283	112
Cash and Cash Equivalents - Beginning of Period	578	573
Cash and Cash Equivalents - End of Period	$861	$685
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2015 and 2014 on a basis before Special Items. Included in Special Items are gains/(losses) associated with the refranchising of equity markets outside the U.S., costs associated with the KFC U.S. Acceleration Agreement and U.S. refranchising gains. These amounts are described in (c), (d) and (e) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended September 5, 2015 and September 6, 2014 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	9/5/15	9/6/14	9/5/15	9/6/14
Detail of Special Items
Gains (losses) associated with the refranchising of equity markets outside the U.S.(c)	$(20)	$7	$(93)	$7
Costs associated with KFC U.S. Acceleration Agreement(d)	(21)	—	(31)	—
U.S. Refranchising gain(e)	16	8	24	11
Other Special Items Income (Expense)	(1)	—	1	—
Total Special Items Income (Expense)	(26)	15	(99)	18
Tax Benefit (Expense) on Special Items	4	(5)	5	(6)
Special Items Income (Expense), net of tax	$(22)	$10	$(94)	$12
Average diluted shares outstanding	444	452	445	455
Special Items diluted EPS	$(0.05)	$0.02	$(0.21)	$0.02

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$629	$535	$1,579	$1,582
Special Items Income (Expense)	(26)	15	(99)	18
Reported Operating Profit	$603	$550	$1,480	$1,600

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$1.00	$0.87	$2.50	$2.48
Special Items EPS	(0.05)	0.02	(0.21)	0.02
Reported EPS	$0.95	$0.89	$2.29	$2.50

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	24.8%	22.4%	24.6%	24.4%
Impact on Tax Rate as a result of Special Items	0.5%	0.3%	1.3%	0.1%
Reported Effective Tax Rate	25.3%	22.7%	25.9%	24.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/5/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,969	$694	$262	$473	$29	$—	$3,427

Company restaurant expenses	1,556	431	130	284	28	—	2,429
General and administrative expenses	90	92	58	50	6	32	328
Franchise and license expenses	6	21	8	6	3	21	65
Closures and impairment (income) expenses	3	—	(1)	1	—	—	3
Refranchising (gain) loss	—	—	—	—	—	2	2
Other (income) expense	(13)	—	—	—	—	10	(3)
	1,642	544	195	341	37	65	2,824
Operating Profit (loss)	$327	$150	$67	$132	$(8)	$(65)	$603

Quarter Ended 9/6/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,840	$771	$264	$443	$36	$—	$3,354

Company restaurant expenses	1,540	490	127	274	31	—	2,462
General and administrative expenses	95	91	58	40	6	33	323
Franchise and license expenses	5	20	11	4	2	—	42
Closures and impairment (income) expenses	4	1	—	1	—	—	6
Refranchising (gain) loss	—	—	—	—	—	(20)	(20)
Other (income) expense	(6)	—	—	—	—	(3)	(9)
	1,638	602	196	319	39	10	2,804
Operating Profit (loss)	$202	$169	$68	$124	$(3)	$(10)	$550

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/5/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$4,861	$2,030	$797	$1,380	$86	$—	$9,154

Company restaurant expenses	3,932	1,235	388	839	80	—	6,474
General and administrative expenses	258	264	176	140	16	122	976
Franchise and license expenses	15	59	25	12	4	31	146
Closures and impairment (income) expenses	22	2	2	3	1	—	30
Refranchising (gain) loss	—	—	—	—	—	60	60
Other (income) expense	(27)	(1)	(2)	(1)	—	19	(12)
	4,200	1,559	589	993	101	232	7,674
Operating Profit (loss)	$661	$471	$208	$387	$(15)	$(232)	$1,480

Year to Date 9/6/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$4,928	$2,189	$796	$1,273	$96	$—	$9,282

Company restaurant expenses	3,979	1,384	384	813	83	—	6,643
General and administrative expenses	259	261	165	128	17	116	946
Franchise and license expenses	11	54	29	13	2	—	109
Closures and impairment (income) expenses	23	2	2	2	1	—	30
Refranchising (gain) loss	—	—	—	—	—	(27)	(27)
Other (income) expense	(25)	1	1	—	—	4	(19)
	4,247	1,702	581	956	103	93	7,682
Operating Profit (loss)	$681	$487	$215	$317	$(7)	$(93)	$1,600

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 5, 2015 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity (income) loss from investments in unconsolidated affiliates.

(c)
In 2010 we refranchised our then remaining Company-operated restaurants in Mexico. To the extent we owned it, we did not sell the real estate related to certain of these restaurants, instead leasing it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. On September 28, 2015, subsequent to our quarter end, we sold the real estate for approximately $58 million. While these proceeds exceeded the book value of the real estate, the sale represents a substantial liquidation of our Mexican operations under U.S. GAAP. Accordingly, we were required to include accumulated translation losses associated with our Mexican business within our carrying value when performing impairment evaluations in the quarters subsequent to determining that the restaurants were held for sale. As such, we recorded charges of $12 million and $80 million in the quarter and year to date ended September 5, 2015, respectively, representing the excess of the sum of the book value of the real estate and other related assets and our accumulated translation losses over the then expected sales price. Consistent with the classification of the original market refranchising transaction, these charges were classified as Refranchising Loss within Special Items. We do not expect to record further significant charges as a result of the consummation of the sale.

Additionally, during the quarter and year to date ended September 5, 2015 we recognized Special Items charges of $8 million and $13 million, respectively, associated with the decision to offer to refranchise our Pizza Hut Korea restaurants. The remaining carrying value of these restaurants is not significant. While additional charges may occur as the refranchising plans move forward, such charges are not expected to be material at this time.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges for the quarter and year to date ended September 5, 2015 of $21 million and $31 million, respectively, primarily related to the funding of investments for new back-of-house equipment for franchisees. We continue to expect a total Special Item charge of approximately $80 million in 2015 for these and other investments we agreed to fund.

(e)
During the quarters ended September 5, 2015 and September 6, 2014, we recorded Special Item gains of $16 million and $8 million, respectively, related to refranchising in the U.S. During the years to date ended September 5, 2015 and September 6, 2014, we recorded Special Item gains of $24 million and $11 million, respectively, related to refranchising in the U.S. Refranchising gains and losses in the U.S. have been reflected as Special Items due to the scope of our U.S. refranchising program in recent years and the volatility in associated gains and losses.